Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

Christopher & Banks Corporation Announces Closing of Corporate Headquarters Sale-Leaseback Agreement

MINNEAPOLIS, MN April 30, 2018 – Christopher & Banks Corporation (NYSE: CBK) today announced that it has closed on its agreement with a private, unaffiliated investor group to sell and lease back its Plymouth, MN corporate headquarters for a purchase price of $13.65 million.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of April 30, 2018, the Company operates 462 stores in 45 states consisting of 314 MPW stores, 79 Outlet stores, 36 Christopher & Banks stores, and 33 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

COMPANY CONTACT:
Marc Ungerman
Interim Chief Financial Officer and
Vice President, Controller
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

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